Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
info@peregrineinc.com	Barbara Lindheim
(800) 987-8256	(212) 918-4650

PEREGRINE PHARMACEUTICALS REPORTS FINANCIAL RESULTS
FOR THE SECOND QUARTER OF FISCAL YEAR 2008

TUSTIN, Calif., December 10, 2007 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing monoclonal antibodies for the treatment of cancer and hepatitis C virus (HCV) infection, today announced financial results for the second quarter of fiscal year 2008 ended October 31, 2007.  The company reported a consolidated net loss of $6,207,000, or $0.03 per basic and diluted share, compared to a consolidated net loss of $5,070,000 or $0.03 per basic and diluted share for the same prior year period.  The increased net loss primarily reflects increased investments in research and development as the company advanced its clinical programs for bavituximab and Cotara®.

Total revenues for the current quarter increased to $1,892,000 compared to $684,000 for the comparable quarter last year, and were primarily generated from services provided by Avid Bioservices, the company's wholly owned contract manufacturing subsidiary.

Total costs and expenses increased to $8,445,000 in the second quarter of fiscal year 2008 from $6,084,000 in the same prior year quarter.  The increase was primarily related to the increase in the cost of contract manufacturing during the quarter resulting from higher reported revenues from external customers in addition to an increase in research and development expenses associated with the advancement of the company's clinical and preclinical product candidates.

At October 31, 2007, the company had $26,138,000 in cash and cash equivalents compared to $16,044,000 at fiscal year end April 30, 2007.

"We are very optimistic about the future prospects of the company as we move into the new year.  With several Phase II clinical studies either underway or in the process of starting, with Defense Department contract negotiations proceeding nicely and with our research collaborations providing exciting new data on a number of our programs, 2008 is shaping up to be an exciting year for Peregrine,” said Steven W. King, president and CEO of Peregrine.  “In addition, we believe there are multiple opportunities for turning some of these developments into partnering opportunities that could create significant value for the company.  We intend to continue working closely with our bankers and analyst team to promote our story to institutional investors and are optimistic that the combination of delivering on our product development milestones, executing our business development initiatives and continuing to ramp up our investor outreach efforts should result in significant value creation for our stockholders going forward.”

Recent Highlights

Bavituximab Anti-Cancer Program:  The company achieved a number of clinical and preclinical advancements in the bavituximab cancer program.

▪	Received regulatory approval to begin a new Phase II combination therapy trial of bavituximab and docetaxel in patients with metastatic breast cancer: Preparations for patient enrollment are underway.
▪	Filed protocols for two separate Phase II bavituximab combination therapy trials in patients with metastatic breast cancer.
▪
A study published in Clinical Cancer Research demonstrated the anti-cancer potential of Peregrine's bavituximab combined with radiation in animal models of lung cancer, and researchers presented data at the Innovative Minds in Prostate Cancer Today (IMPaCT) Conference further confirming bavituximab’s potential to shrink tumors in animal models of resistant prostate tumors.

Bavituximab Anti-Viral Program:  The company continued to advance its bavituximab HCV program and presented positive data at a key liver disease meeting

▪	Dosed first patient in a clinical trial of bavituximab in HCV patients co-infected with HIV.
▪	Added The Johns Hopkins Hospital and a private AIDS clinic in Orange County, California as additional clinical study sites for the HCV/HIV co-infection study.
▪
Presented final results from the Phase I multiple dose HCV trial at the prestigious Annual Meeting of the American Association for the Study of Liver Disease that showed bavituximab was well tolerated and demonstrated encouraging signs of anti-viral activity.

Cotara® Glioblastoma Program:  The company made significant advancements in moving its Cotara brain cancer program forward.

▪	Initiated patient dosing in a 40-patient Cotara Phase II study in patients with glioblastoma multiforme, one of the most deadly forms of brain cancer.
▪	Regained operational responsibility for the ongoing Cotara dosimetry and dose confirmation clinical study and made progress in advancing the trial.

Preclinical Anti-Cancer Programs:  Researchers affiliated with Peregrine presented data at scientific conferences highlighting the clinical potential of the company’s preclinical pipeline.

▪
Researchers presented data at IBC’s 5th Annual International Anti-Angiogenesis Conference confirming that a selective, fully human anti-VEGF antibody being developed by Peregrine is as effective as Avastin® in preclinical cancer models.

▪
Researchers presented data at the International Conference on Vascular Targeted Therapies in Oncology supporting the anti-cancer potential of Peregrine’s immunocytokine fusion proteins and the broad anti-cancer potential of its anti-PS technology platform.

Avid Bioservices

▪	Wholly owned manufacturing subsidiary Avid Bioservices signed an agreement with ARIUS Research to produce clinical supplies of their lead cancer stem cell anti-CD44 antibody.
▪	Avid continued to demonstrate strong revenue performance in through the second quarter of fiscal year 2008.

Conference Call:
The company will host a conference call today, December 10, 2007 at 11:30 a.m. EST/ 8:30 a.m. PST to discuss its second quarter FY 2008 financial results.

To listen to a live broadcast of the call over the Internet or to review the archived call, please visit: www.peregrineinc.com.  The webcast will be archived on Peregrine's website for approximately 30 days.

To listen to the conference call via telephone, please call the following number approximately 10 minutes prior to the scheduled start time and request to join the Peregrine Pharmaceuticals call:     1 (800) 860-2442.  A telephonic replay of the conference call will be available starting approximately one hour after the conclusion of the call through December 17, 2007 by calling     (877) 344-7529, passcode 382933#.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical programs in cancer and HCV infection with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to the risk that the company may experience delays in clinical trial patient enrollment, the risk that Avid’s revenue growth may slow or decline, the risk that future protocol submissions may not be approved, the risk that the company may not be able to monetize any of its assets, and the uncertainty as to whether the company will successfully consummate a contract with the Defense Threat Reduction Agency. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2007 and the quarterly report on Form 10-Q for the second fiscal quarter ended October 31, 2007. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

-financial tables to follow-

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2007	APRIL 30, 2007
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26,138,000	$16,044,000
Trade and other receivables	1,029,000	750,000
Inventories, net	2,500,000	1,916,000
Prepaid expenses and other current assets	1,484,000	1,188,000

Total current assets	31,151,000	19,898,000

PROPERTY:
Leasehold improvements	656,000	646,000
Laboratory equipment	3,687,000	3,533,000
Furniture, fixtures and office equipment	905,000	873,000

	5,248,000	5,052,000
Less accumulated depreciation and amortization	(3,447,000)	(3,212,000)

Property, net	1,801,000	1,840,000

Other assets	1,493,000	1,259,000

TOTAL ASSETS	$34,445,000	$22,997,000

--continued--

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	OCTOBER 31, 2007	APRIL 30, 2007
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,455,000	$1,683,000
Accrued clinical trial site fees	242,000	228,000
Accrued legal and accounting fees	277,000	392,000
Accrued royalties and license fees	189,000	337,000
Accrued payroll and related costs	972,000	874,000
Notes payable, current portion	231,000	379,000
Capital lease obligation, current portion	17,000	17,000
Deferred revenue	1,338,000	1,060,000
Other current liabilities	1,207,000	885,000

Total current liabilities	6,928,000	5,855,000

Notes payable, less current portion	42,000	119,000
Capital lease obligation, less current portion	22,000	30,000
Deferred license revenue	-	4,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	-	-
Common stock-$.001 par value; authorized 325,000,000 shares; outstanding – 226,210,617 and 196,112,201, respectively	226,000	196,000
Additional paid-in capital	245,750,000	224,453,000
Accumulated deficit	(218,523,000)	(207,660,000)

Total stockholders' equity	27,453,000	16,989,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,445,000	$22,997,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	October 31, 2007	October 31, 2006	October 31, 2007	October 31, 2006
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$1,863,000	$636,000	$3,484,000	$1,034,000
License revenue	29,000	48,000	33,000	71,000
Total revenues	1,892,000	684,000	3,517,000	1,105,000

COSTS AND EXPENSES:
Cost of contract manufacturing	1,402,000	494,000	2,583,000	1,024,000
Research and development	5,100,000	3,920,000	8,724,000	7,961,000
Selling, general and administrative	1,943,000	1,670,000	3,651,000	3,311,000

Total costs and expenses	8,445,000	6,084,000	14,958,000	12,296,000

LOSS FROM OPERATIONS	(6,553,000)	(5,400,000)	(11,441,000)	(11,191,000)

OTHER INCOME (EXPENSE):
Interest and other income	353,000	339,000	592,000	688,000
Interest and other expense	(7,000)	(9,000)	(14,000)	(24,000)

NET LOSS	$(6,207,000)	$(5,070,000)	$(10,863,000)	$(10,527,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	226,210,617	193,793,766	216,141,092	188,950,924

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.03)	$(0.05)	$(0.06)

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